EXHIBIT 32.1

Written Statement of the Chairman and Chief Executive Officer

Pursuant to 18 U.S.C. Section .1350, as adopted pursuant to

Section .906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. Section .1350, I, the undersigned Chairman of the Board and Chief Executive Officer of Hudson Highland Group, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JON F. CHAIT
Jon F. Chait
August 5, 2005